UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2013

Endocyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100
West Lafayette, Indiana 47906
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	765-463-7175

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2013, Endocyte, Inc. (the "Company") entered into a Sales Agreement (the "Sales Agreement") with Cowen and Company, LLC ("Cowen") to offer and sell shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), with an aggregate offering price of up to $60,000,000 from time to time through Cowen as its sales agent. The offer and sale of Common Stock under the Sales Agreement will be made pursuant to the Company's effective shelf registration statement on Form S-3 (File No. 333-187334) (the "Registration Statement"), a base prospectus dated April 23, 2013, and a prospectus supplement dated December 20, 2013, each of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Common Stock, nor shall there be any offer, solicitation or sale of the Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Cowen may sell the shares by methods deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made through The NASDAQ Global Market, on any other existing trading market for the Common Stock or to or through a market maker. In addition, if expressly authorized by the Company, Cowen may also sell shares in negotiated transactions. Cowen will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Stock Market, Inc. The Company and Cowen each have the right, in their sole discretion, to terminate the Sales Agreement at any time upon prior written notice as provided in the Sales Agreement.

The aggregate compensation payable to Cowen as sales agent will be up to 3.0% of the gross proceeds from the sales of shares of Common Stock pursuant to the Sales Agreement and the Company has agreed to reimburse Cowen for certain expenses. The Company has no obligation to sell any shares under the Sales Agreement and may, at any time, suspend solicitation and offers under the Sales Agreement. The Company has agreed in the Sales Agreement to indemnify and provide contribution to Cowen against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Faegre Baker Daniels LLP relating to the validity of the shares of Common Stock to be sold pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

1.1	Sales Agreement, dated as of December 20, 2013, between Endocyte, Inc. and Cowen and Company, LLC.
5.1	Opinion of Faegre Baker Daniels LLP.
23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2013

ENDOCYTE, INC.

By:	/s/ Michael A. Sherman
Michael A. Sherman,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Sales Agreement, dated as of December 20, 2013, between Endocyte, Inc. and Cowen and Company, LLC.
5.1	Opinion of Faegre Baker Daniels LLP.
23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).